SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 20, 2019

Seneca Biopharma, Inc.

(Exact name of registrant as specified in Charter)

Delaware	001-33672	52-2007292
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

20271 Goldenrod Lane, 2 nd Floor, Germantown, Maryland 20876

(Address of Principal Executive Offices)

(301) 366-4960

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $0.01 per share	SNCA	NASDAQ Capital Market

Item 8.01.	Other Events.

Seneca Biopharma, Inc. (the “Company”) is providing an update of its beneficial ownership for the purposes of updating its disclosure with regard to the Company’s non-affiliate float. As of December 20, 2019, the Company had 3,866,457 shares of its common stock, par value $0.01, issued and outstanding.

The following table sets forth, as of December 20, 2019, information regarding beneficial ownership of our capital stock by:

•	each person, or group of affiliated persons, known by us to be the beneficial owner of 5% or more of any class of our voting securities;

•	each of our current directors and nominees;

•	each of our current named executive officers; and

•	all current directors and named executive officers as a group.

Beneficial ownership is determined according to the rules promulgated by the United States Securities and Exchange Commission (“SEC”). Beneficial ownership means that a person has or shares voting or investment power of a security and includes any securities that person or group has the right to acquire within 60 days after the measurement date. This table is based on information supplied by our officers, directors and principal stockholders. Except as otherwise indicated, we believe that each of the beneficial owners of the common stock listed below, based on the information such beneficial owner has provided to us or as contained in their respective filings with the SEC , such beneficial owners have sole investment and voting power with respect to such beneficial owner’s shares, except where community property laws may apply.

	Common Stock
Name and Address of Beneficial Owner (1)	Shares	Shares Underlying Convertible Securities	Total	Percent of Class (2)
Directors and named executive officers
Kenneth Carter, PhD	-	105,444	105,444	2.65%
Richard Daly (3)	1,166	-	1,166	*
James Scully (4)	-	12,500	12,500	*
Stanley Westreich (5)	6,370	-	6,370	*
William Oldaker (6)	1,276	6,844	8,120	*
Scott Ogilvie	331	9,649	9,980	*
Sandford Smith	5,311	287	5,598	*
Cristina Csimma, Pharm.D, MHP	1,430	8,035	9,465	*
Binxian Wei (7)	-	16,031	16,031	*
Xi Chen (7)	1,126	-	1,126	*
David J Mazzo, PhD	-	5,507	5,507	*
Mary Ann Gray, PhD	5,903	2,385	8,288	*
Jonathan Lloyd Jones (8)	393	-	393	*
All directors and named executive officers as a group (13 individuals)	23,306	166,682	189,988	4.71%

5% owners as reported on form SC 13G/D
Tianjin Pharmaceuticals Group International Holdings Co., LTD	265,111	38,873	303,984	7.78%
All directors and named executive officers and 5% holders as a group (14 entities)	288,417	205,555	493,972	12.45%

(1)	Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. Unless otherwise indicated, the address of the beneficial owner is c/o Seneca Biopharma, Inc. 20271 Goldenrod Lane, Germantown, MD 20876.
(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. There are 3,866,457 shares of common stock issued and outstanding as of December 20, 2019.

(3)	Mr. Daly resigned as Chief Executive Officer and Chairman of the Board effective July 31, 2018.
(4) (5) (6)	Mr. Scully’s term as Chief Executive Officer ended on December 31, 2018. Mr. Westreich resigned as a director effective June 12, 2019. Mr. Oldaker resigned as a director effective September 30, 2019.
(7)	These individuals served as directors appointed by the Series A 4.5% Convertible Preferred Stock owners. Dr. Chen served through February 5, 2019 at which time he was replaced by Mr. Wei.
(8)	Mr. Lloyd Jones ceased to be our Chief Financial Officer as of April 30, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	December 20, 2019	Seneca Biopharma, Inc.

/s/ Kenneth Carter
By: Kenneth Carter
Executive Chairman